UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2016

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55083	90-1022599
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 20, 2016, AJS Bancorp, Inc. (the “Company”), the holding company for A.J. Smith Federal Savings Bank, announced today its board of directors approved the termination of the registration of its common stock under the Securities Exchange Act of 1934, as amended.  A Form 15 will be filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2016 in order to effect such deregistration.

    The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended upon filing of the Form 15.  Once the Form 15 is effective, which is expected to occur within 90 days of filing, the obligations of the Company to file proxy materials and other reports with the SEC will also be suspended.

A copy of the press release announcing the deregistration is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Shell Company Transactions: Not Applicable
(d)	Exhibits: 99.1- Press Release, dated October 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AJS BANCORP, INC. (Registrant)
DATE: October 20, 2016	By:	/s/ Jerry A. Weberling
Jerry A. Weberling
Executive Vice President and Chief Financial Officer